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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2001
                                                 -------------


                          MICROSTRATEGY INCORPORATED
                          --------------------------
              (Exact Name of Registrant as Specified in Charter)


Delaware                              0-24435             51-0323571
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(State or Other Jurisdiction          (Commission         (IRS Employer
of Incorporation)                     File Number)        Identification No.)

1861 International Drive, McLean, Virginia        22102
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(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code:   (703) 848-8600
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     -------------------------------------------------------------
     (Former Name or Former Address, if Changed since Last Report)
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Item 5.  Other Events.


     On July 5, 2001, the conversion price of the 650 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") of MicroStrategy Incorporated (the "Company") currently outstanding was adjusted in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock. Prior to this adjustment, the conversion price of the Series A Preferred Stock was $33.39 per share, and the 650 outstanding shares of Series A Preferred Stock were convertible into 194,696 shares of Class A Common Stock, not including shares of Class A Common Stock that may be issuable as dividends on the Series A Preferred Stock. Following the adjustment, the conversion price was adjusted downward to the average of the dollar-volume weighted average price of the Company's Class A Common Stock on each trading day during the 10 trading days immediately preceding July 5, 2001, or approximately $3.08 per share. As a result of this adjustment to the conversion price, the outstanding 650 shares of Series A Preferred Stock are now currently convertible into 2,108,247 shares of Class A Common Stock, not including shares of Class A Common Stock that may be issuable as dividends on the Series A Preferred Stock. Under the terms of the Company's June 2001 refinancing of its Series A Preferred Stock, the Company may redeem for cash $1.2 million stated value of any outstanding Series A Preferred Stock, or 120 shares, on or prior to December 11, 2001.

     On June 19, 2002, the maturity date for the Series A Preferred Stock, the Company may, at its option, either redeem the Series A Preferred Stock or require that the Series A Preferred Stock automatically convert into Class A Common Stock. The conversion price upon maturity would be adjusted to equal 95% of the average of the dollar-volume weighted average price of the Company's Class A Common Stock on each trading day during the 30 trading days immediately preceding the maturity date. In addition, the Company may, at its option, extend the maturity of the Series A Preferred Stock for up to an additional two years. If the Company elects to extend the maturity of the Series A Preferred Stock, the conversion price of the Series A Preferred Stock may be reduced if the average of the dollar-volume weighted average price of the Company's Class A Common Stock on each trading day during the 10 trading days immediately preceding each anniversary of the original maturity date is less than the then effective conversion price.

     A detailed description of the rights, preferences and terms of the Series A Preferred Stock is contained in the Company's Current Report on Form 8-K filed with the SEC on June 19, 2000 and the exhibits to such report.

     On July 2, 2001, the Company issued a press release announcing that NCR Corporation had dismissed its patent infringement lawsuit against the Company filed on June 20, 2001 in the United States District Court for the District of Delaware. A copy of this press release is attached hereto as Exhibit 99.1


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EXHIBIT      DESCRIPTION

99.1         Press Release


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MicroStrategy Incorporated
                                            (Registrant)


                                      By: /s/ Eric F. Brown
                                          ----------------------------------
                                      Name:   Eric F. Brown
                                      Title:  President and Chief Financial
                                              Officer


Date:  July 5, 2001